UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 28, 2005

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 28, 2005, the Compensation Committee of the Board of Directors established under the Company’s Executive Incentive Compensation Plan (the “EICP”) the 2005 fiscal year earnings per share targets and the maximum dollar amount for any individual annual cash incentive award that may be paid for each target level of earnings per share. In March 2005, the Compensation Committee will approve pre-established goals and objectives for purposes of the Compensation Committee determining the final annual incentive award payable to each executive officer in February 2006 within the maximum dollar amount determined by the target earnings per share attained. The EICP was approved by shareholders at the 2004 annual meeting.

The Compensation Committee also approved stock option grants to executive officers covering an aggregate of 683,397 shares of common stock. Each option grant was made under the Company’s Long Term Incentive Plan with an exercise price of $45.06 per share and an expiration date ten years from the date of grant. The options become exercisable in 25% annual increments beginning January 28, 2006. The terms of each option provide that such option becomes immediately exercisable upon the occurrence of a change in control as such term is defined in the Long Term Incentive Plan. A copy of the form of Stock Option Agreement evidencing these stock option grants is attached at Exhibit 10.26 to the Company’s Form 10-Q filed on October 12, 2004.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) Resignation of Directors

The Company’s Board of Directors indicated in the Company’s 2004 proxy statement that it intended to submit for approval by the Company’s shareholders at the 2005 annual meeting of shareholders an amendment to the Company’s Restated Articles of Incorporation that would declassify the Board of Directors by providing for each of the Company’s directors to be elected annually. The Board of Directors has approved the declassification proposal and directed that it be submitted for shareholder approval at the 2005 annual meeting.

If the amendment is approved by the Company’s shareholders and becomes effective at or prior to the 2005 annual meeting, each member of the Board of Directors has agreed, pursuant to letters of resignation dated January 28, 2005, to resign from his or her current staggered term on the Board of Directors at the 2005 annual meeting and to stand, at the 2005 annual meeting, for reelection to a one year term as a member of the declassified Board of Directors. In the event that the amendment is approved by the Company’s shareholders, but does not become effective until after the beginning of the 2005 annual meeting and before the 2006 annual meeting, each member of the Board of Directors has agreed to resign from his or her current staggered term on the Board of Directors at the 2006 annual meeting and to stand, at the 2006 annual meeting, for reelection to a one-year term as a member of the declassified Board of Directors. If the Company’s shareholders do not approve the amendment to the Restated Articles of Incorporation, none of the director resignations will become effective and each director will continue to serve his or her staggered term on the Board of Directors.

Additional information with respect to the proposed amendment to the Company’s Restated Articles of Incorporation will be set forth in the Company’s 2005 proxy statement.

(d) Appointment of New Directors to Committees

Mr. David W. Dorman and Mr. Jonathan S. Linen, whose appointments to the Board of Directors were announced on January 13, 2005, have each been assigned to a board committee. Mr. Dorman will serve on the Compensation Committee and Mr. Linen will serve on the Audit Committee. These assignments became effective at the January 28, 2005 Board of Directors meeting.

Item 8.01 Other Events

On January 28, 2005, the Company announced that its Board of Directors had authorized an additional $500 million of common stock repurchases over the next twelve months. A copy of the Company's press release announcing the authorization of the share repurchases is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated January 28, 2005

YUM! BRANDS, INC. (Registrant)

Date: February 3, 2005	/s/ Gregory N. Moore Senior Vice President and Controller (Principal Accounting Officer)

Exhibit 99.1

Yum! Brands Board Approves Additional $500 Million Share Repurchase Authorization

Louisville, Ky. (January 28, 2005) - Yum! Brands Inc. (NYSE: YUM) announced today that its Board of Directors has authorized the repurchase of shares of the company’s outstanding common stock up to an additional $500 million over the next 12 months. In May 2004, the Board authorized the repurchase of shares up to $300 million, which is expected to be completed during the first half of 2005.

David C. Novak, Chairman and CEO, said: “The Board’s action reflects our belief that the company’s shares represent an outstanding long-term investment opportunity given the company’s high return on invested capital, performance of our global portfolio of businesses; unique international growth prospects, including China; and multibrand innovation in the U.S.”

“The magnitude of our operating cash flow enables us to invest in our core businesses and key growth opportunities such as China and the U.K., exceed our debt repayment targets, pay a significant dividend and invest in our own stock. We continue to be focused on enhancing value for our shareholders and building a stronger balance sheet every year,” Novak added.

Repurchases of common stock may be made from time to time in open market and/or privately negotiated transactions, and will be subject to market conditions and other factors. Since Yum! Brands began its share repurchase program in 1999, the company has purchased 55.8 million shares for $1.5 billion at an average price of $27.35.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of legal claims involving the Company; changes in effective tax rates; our actuarially determined casualty loss estimates; changes in legislation and governmental regulations; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system units with more than 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands - KFC, Pizza Hut, Taco Bell and Long John Silver’s - are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 2,800 multibrand restaurants. Outside the United States in 2004, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past two years, the company was recognized in Fortune Magazine’s top 50 “Best Companies for Minorities,” claiming the number-one spot for “managerial diversity.”